UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2022

BENTLEY SYSTEMS, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-39548	95-3936623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

685 Stockton Drive, Exton, Pennsylvania		19341
(Address of principal executive offices)		(Zip Code)

(610) 458-5000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	BSY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2022, the Sustainability Committee (the “Committee”) of the Board of Directors (the “Board”) of Bentley Systems, Incorporated (the “Company”), pursuant to the authority delegated to it by the Board, approved new compensation arrangements for Nicholas Cumins and Werner Andre, two of the Company’s named executive officers (together, the “Executive Officers”), in connection with their promotions to Chief Operating Officer and Chief Financial Officer, respectively.

Cash Compensation

The Committee approved annual cash compensation (consisting of base salary and on-target incentive compensation) for each of the Executive Officers as set forth in the table below, to be effective from April 1, 2022. Nicholas Cumins’ cash compensation is paid in Euros. The U.S. dollar amounts set forth below for Nicholas Cumins have been converted from Euros using an exchange rate of USD 1.00 to EUR 1.111, the exchange rate in effect on March 17, 2022.

Name	Title	Base Salary	On-Target Incentive Compensation
Nicholas Cumins	Chief Operating Officer	€587,709 (USD $652,944)	€587,709 (USD $652,944)
Werner Andre	Chief Financial Officer	$400,000	$400,000

On-Target Incentive compensation payouts are made quarterly and are based upon the achievement of certain management-by-objectives (“MBO”) annual goals. These MBO goals are set at the beginning of the annual performance period and contain a mix of quantitative and qualitative goals.

Annual Restricted Stock Unit Awards

As part of its annual equity award grant cycle, the Committee also approved an annual grant of time-based restricted stock units covering shares of the Company’s Class B common stock (the “RSUs”) to each of the Executive Officers pursuant to the Company’s 2020 Omnibus Incentive Plan (the “Plan”). The grant date of the annual RSUs is March 17, 2022, and they vest in one-quarter increments on the first four anniversaries of the grant date, subject to each Executive Officer’s continued employment with the Company on such date. The annual RSUs granted were as follows:

Name	Title	RSUs
Nicholas Cumins	Chief Operating Officer	22,525
Werner Andre	Chief Financial Officer	13,580

As part of its annual equity award grant cycle, the Committee also approved an annual grant of performance-based restricted stock units covering shares of the Company’s Class B common stock (the “PSUs”) to each of the Executive Officers pursuant to the Plan. The annual PSUs have a twelve-month performance period and vest based on the same targets and criteria applicable to the first year of the PSUs described below under “Extraordinary Restricted Stock Unit Awards” except that, with respect to Nicholas Cumins’ annual PSU award, the New Business target for fiscal year 2022 excludes New Business from certain activities overseen by our Chief Investment Officer. To the extent performance exceeds the applicable targets for 2022, the Executive Officers could realize a maximum of 1.25x the number of annual PSUs granted.

The grant date of the annual PSUs is March 17, 2022. The annual PSUs granted were as follows:

Name	Title	On-Target PSUs
Nicholas Cumins	Chief Operating Officer	22,525 (28,156 maximum)
Werner Andre	Chief Financial Officer	13,580 (16,975 maximum)

Extraordinary Restricted Stock Unit Awards

The Committee also approved an extraordinary grant of time-based RSUs to the Executive Officers pursuant to the Plan. The grant date of the RSUs is March 17, 2022, and they vest 100% on January 31, 2025, subject to each Executive Officer’s continued employment with the Company on such date. The RSUs granted were as follows:

Name	Title	RSUs
Nicholas Cumins	Chief Operating Officer	77,161
Werner Andre	Chief Financial Officer	23,148

The Committee also approved an extraordinary grant of PSUs to the Executive Officers pursuant to the Plan.

The PSUs will vest subject to the attainment of performance goals over a three-year performance period (the “Performance Period”). For each year of the Performance Period, one-third of the PSUs will be subject to a cliff, whereby no vesting of that portion will occur unless the Company’s Adjusted EBITDA margin (as defined in the Company’s quarterly public filings) also equals or exceeds the relevant target level for such year. Provided Adjusted EBITDA margin targets are met, the total number of PSUs that will vest is based on a measurement of New Business during the Performance Period against a cumulative New Business target for the Performance Period. Final actual vesting will be determined on January 31, 2025, subject to each Executive Officer’s continued employment on such vesting date.

For the purposes of the PSUs:

Annual New Business targets are weighted measures of the growth of recurring subscriptions, sales of licenses as booked and billed, and recognized revenues for services delivered. New Business targets exclude certain acquired revenues and control for the impacts of Company price increases and currency exchange fluctuations.

The grant date of the PSUs is March 17, 2022. The PSUs granted were as follows:

Name	Title	PSUs
Nicholas Cumins	Chief Operating Officer	77,161
Werner Andre	Chief Financial Officer	23,148

.

The foregoing is only a brief description of the material terms of the cash compensation, RSUs and PSUs. The Company intends to provide additional information regarding these compensation components in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bentley Systems, Incorporated

Date: March 23, 2022	By:	/s/ David R. Shaman
	Name:	David R. Shaman
	Title:	Chief Legal Officer and Secretary